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								EXHIBIT 21
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             STANDEX INTERNATIONAL CORPORATION AND SUBSIDIARIES

                         SUBSIDIARIES OF REGISTRANT

    Information is set forth below concerning all operating subsidiaries of the Company as of June 30, 1995 (except subsidiaries which, considered in the aggregate do not constitute a significant subsidiary):


                                               				  		    		  Percentage
                                       				  		    Percentage	  of Voting
    				  		                                        of Voting	  Stock
    				  		                                      Stock Owned	  Owned by
    				                          Jurisdiction of   by the	     Immediate
    Name of Subsidiary 		          Incorporation	    Company  	  Parent

Crest Fruit Company...............   Texas		          100%

Custom Hoists, Inc................   Ohio		           100%

James Burn/American, Inc..........   New York		       100%

Standex Financial Corp. ..........   Delaware		       100%

SXI Limited.......................   Canada		         100%

Keller-Dorian Graveurs, S.A. .....   France		         100%

S. I. de Mexico S.A. de C.V. .....   Mexico		         100%

Standex International FSC, Inc. ..   Virgin Islands	  100%

Standex International GmbH........   Germany		        100%

Standex Holdings Limited..........   United Kingdom	  100%

  Standex International Limited...   United Kingdom	                 100%

  Roehlen Industries Pty.
    Limited.......................   Australia		       50%        		  50%

  James Burn International
    Limited.......................   United Kingdom	       		        100%

  Standex Electronics (U.K.)
    Limited.......................   United Kingdom	       		        100%

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